CONSENT OF INDEPENDENT AUDITORS



We consent to the reference to our firm under the captions "
Financial Highlights and Counsel and Independent Auditors" and to the use of our report dated May 5, 2000 which is incorporated by reference, in this registration Statement (Form N-1A No. 333-26513) of Dreyfus Institutional Preferred Money Market Fund.



                                          ERNST & YOUNG LLP

New York, New York
July 25, 2000